UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 21, 2021

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2021, upon the recommendation of the Nominating and Governance Committee of Dril-Quip, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) increased the number of directors of the Company that constitute the entire Board from six to seven, effective immediately, and appointed Darryl K. Willis as a director to fill the vacancy resulting from the increase in the size of the Board, effective June 21, 2021. Mr. Willis will serve as a Class I director of the Company until the expiration of his term on the date of the Company’s annual meeting of stockholders in 2022, or until his successor is duly elected and qualified. Mr. Willis will serve on the Audit Committee, the Nominating and Governance Committee and the Compensation Committee of the Board of the Company.

Mr. Willis, 52, has served as Vice President, Energy of Microsoft Corporation since 2019. From 2018 to 2019, Mr. Willis was Vice President – Oil, Gas and Energy, Google Cloud at Google, Inc. From 1993 to 2017, he served in various technical, operational and management positions at BP plc internationally and in the United States, including as Senior Vice President of Reservoir Development and Vice President – L48 Onshore Gas at BP America, General Manager of BP Angola, and Vice President – Technology Operations at BP-TNK in Moscow. Mr. Willis is also a director of Nine Energy Service, Inc., an NYSE-listed company that provides completion and production services primarily for North American unconventional oil and gas resource development, and the American Bureau of Shipping, a non-profit corporation that provides global classification and assessment services to the marine and offshore industries for vessel design and integrity. Mr. Willis holds a Bachelor of Science degree from Northwestern State University, a Master of Science degree in Geology from the University of New Orleans, and a Master of Science degree in management from the Stanford University Graduate School of Business.

There are no arrangements or understandings between Mr. Willis and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Willis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On June 21, 2021, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Willis pursuant to which the Company agrees to indemnify him to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is or was a director of the Company or is or was serving in another position at the request of the Company. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President, General Counsel and Secretary

Date: June 22, 2021